                                             CONTENTS


                                                                     Statement
                                                                         No.

    Balance sheets at September 30, 1996:
          AYP Capital, Inc. and Subsidiaries                            1-C
          Allegheny Power System, Inc. and Subsidiaries                 1-A




    Statements of income and retained earnings for twelve months ended September 30, 1996:
          AYP Capital, Inc. and Subsidiaries                            1-D
          Allegheny Power System, Inc. and Subsidiaries                 1-B




    These financial statements have been prepared for Form U-1 purposes and are unaudited.


    Reference is made to the Notes to Financial Statements in the Allegheny Power System companies combined Annual Report on
    Form 10-K for the year ended December 31, 1995 and to the Form 10-Q's for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

                                                          Statement 1-C

    AYP CAPITAL, INC.

    CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1996

                                                               (Thousands)
    Assets                                                     Per Books

    Property, plant, and equipment:
       At original cost                                            $312
       Accumulated depreciation                                      (4)

    Investments and other assets:

       Nonutility investments                                     2,743

    Current assets:
       Cash                                                         892
       Accounts receivable                                          102

    Deferred charges                                              1,097

              Total Assets                                       $5,142


    Capitalization and Liabilities

    Capitalization:
       Common stock:
         Common stock - $10 par value, authorized
           1,000 shares, outstanding 100 shares                      $1
       Other paid-in capital                                      5,537
       Retained earnings                                         (1,058)

    Current liabilities:
       Accounts payable                                               1
       Accounts payable to affiliates                               303
       Taxes accrued - federal and state income                     358

                    Total Capitalization and Liabilities         $5,142

                                                                 Statement 1-A

                  ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

                  CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1996


    Assets                                                           Per Books

    Property, plant, and equipment:
       At original cost                                              $7,936,917
       Accumulated depreciation                                      (2,871,045)
                                                                      5,065,872
    Investments and other assets:
       Subsidiaries consolidated--excess of cost
          over book equity at acquisition                                15,077
       Benefit plan's investments                                        48,572
       Other                                                              5,145
                                                                         68,794
    Current assets:
       Cash                                                              18,341
       Accounts receivable:
          Electric service, net of $13,269,000 uncollectible allowance  260,443
          Other                                                          10,707
       Materials and supplies--at average cost:
          Operating and construction                                     83,940
          Fuel                                                           57,062
       Prepaid taxes                                                     46,904
       Deferred income taxes                                             40,411
       Other                                                             21,562
                                                                        539,370

    Deferred charges:
       Regulatory assets                                                597,123
       Unamortized loss on reacquired debt                               54,366
       Other                                                             45,660
                                                                        697,149

              Total Assets                                           $6,371,185

    Capitalization and Liabilities
    Capitalization:
       Common stock                                                    $151,955
       Other paid-in capital                                          1,020,140
       Retained earnings                                                992,323
                                                                      2,164,418
       Preferred stock                                                  170,086
       Long-term debt and QUIDS                                       2,230,257
                                                                      4,564,761
    Current liabilities:
       Short-term debt                                                   98,061
       Long-term debt due within one year                                20,900
       Accounts payable                                                 115,501
       Taxes accrued:
         Federal and state income                                        37,087
          Other                                                          39,774
       Interest accrued                                                  41,301
       Deferred power costs                                              30,044
       Restructuring liabilities                                         47,339
       Other                                                             78,869
                                                                        508,876
    Deferred credits and other liabilities:
       Unamortized investment credit                                    143,579
       Deferred income taxes                                            989,627
       Regulatory liabilities                                            94,795
       Restructuring liabilities                                          2,075
       Other                                                             67,472
                                                                      1,297,548

                    Total Capitalization and Liabilities             $6,371,185

                                                                 Statement 1-D

                                      AYP CAPITAL, INC.

    CONSOLIDATED STATEMENT OF INCOME FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                    (Thousands)
                                                                     Per Books

    OPERATING EXPENSES:
       Operation                                                            $4
       Taxes other than income taxes                                         1
       Federal and state income taxes                                     (262)
                  Total Operating Expenses                                (257)
                  Operating Income                                         257



    OTHER INCOME AND DEDUCTIONS:                                          (809)




    Net Income (Loss)                                                    ($552)


                                                        Statement 1-D
                                                         (continued)

                 AYP CAPITAL, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF RETAINED EARNINGS
             FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                        (Thousands)
                                                         Per Books


    Balance at October 1, 1995                               $  (506)

    Add:

        Net income (Loss)                                       (552)



    Balance at September 30, 1996                            ($1,058)



                                                                  Statement 1-B

             ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF INCOME FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                     (Thousands)
                                                                      Per Books*

    ELECTRIC OPERATING REVENUES                                      $2,339,351

    OPERATING EXPENSES:
       Operation:
         Fuel                                                           512,546
         Purchased power and exchanges                                  182,282
         Deferred power costs, net                                       28,465
         Other                                                          366,928
       Maintenance                                                      255,047
       Depreciation                                                     260,408
       Taxes other than income taxes                                    187,226
       Federal and state income taxes                                   140,522
                  Total Operating Expenses                            1,933,424
                  Operating Income                                      405,927

    OTHER INCOME AND DEDUCTIONS:
       Allowance for other than borrowed funds
          used during construction                                        2,632
       Other income, net                                                  3,505
                 Total Other Income and Deductions                        6,137
                 Income Before Interest Charges and
                   Preferred Dividends                                  412,064

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on first mortgage bonds                                 112,585
       Interest on other long-term obligations                           53,444
       Other interest                                                    15,682
       Allowance for borrowed funds used during
          construction                                                   (3,014)
       Dividends on preferred stock of subsidiaries                       9,302
                Total Interest Charges and
                    Preferred Dividends                                 187,999


    Consolidated Net Income                                            $224,065

    *Includes a charge of $82.2 million for restructuring and asset write-off.

                                                Statement 1-B
                                                 (continued)

    ALLEGHENY POWER SYSTEM, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF RETAINED EARNINGS
    FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1996

                                                                 (Thousands)
                                                                  Per Books

    Balance at October 1, 1995                                   $971,322


    Add:

        Consolidated net income                                   224,065
                                                                1,195,387


    Deduct:

         Dividends on common stock of Allegheny
            Power System, Inc. (cash)                             203,015
         Charge on redemption of preferred stock of subsidiaries       49

             Total deductions                                     203,064


    Balance at September 30, 1996                                $992,323

